UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022

POPULAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-34084	66-0667416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of Principal Executive Offices)	(Zip Code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	BPOP	The NASDAQ Stock Market
6.125% Cumulative Monthly Income Trust Preferred Securities	BPOPM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 15, 2022, Popular, Inc. (“Popular”) issued a press release announcing its sale of 6,262,293 shares of common stock of EVERTEC, Inc. (“EVERTEC”), as part of an underwritten public offering and of 803,341 shares of common stock of EVERTEC in a private transaction with EVERTEC. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated August 15, 2022.

Exhibit 101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

Exhibit 99.1 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of Popular’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)

Date: August 15, 2022	By:	/s/ José R. Coleman Tió
José R. Coleman Tió
Executive Vice President and Chief Legal Officer